Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-269169 and 333-280844 on Form F-3 and Registration Statement Nos. 333-166179, 333-192295, 333-203460 and 333-281654 on Form S-8 of our reports dated April 24, 2026, relating to the financial statements of H World Group Limited and the effectiveness of H World Group Limited’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 24, 2026